UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 18, 2006
(Date of Report (Date of Earliest Event Reported))

WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

Item 1.01:	Entry into a Material Definitive Agreement

The Company signed a Voluntary Separation Agreement and General Release (the “Agreement”) with Mr. Darrell Splithoff, with effect from July 12, 2006. Mr. Splithoff retired from the position of Senior Vice President, Worldwide Supply Chain, as announced by the Company on June 5, 2006.

Under the terms of the Agreement, Mr. Splithoff shall receive, as soon as practicable after January 1, 2007, a lump sum salary continuation payment of $215,000, representing six months salary from July 1, 2006 to December 31, 2006, based on his monthly base salary of $35,833.33. Thereafter, Mr. Splithoff shall receive monthly installment payments of $26,875 until the expiration of the Agreement on September 1, 2007. In addition, Mr. Splithoff shall receive a certain one-time cash and stock payments in lieu of continued participation in the Company’s Executive Incentive Compensation and Stock Award Programs.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01:	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Voluntary Separation Agreement and General Release between Wm. Wrigley Jr. Company and Mr. Darrell Splithoff, effective July12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

	By:	/s/ Howard Malovany

	Name:	Howard Malovany
	Title:	Vice President, Secretary and General Counsel

Date: July 18, 2007

INDEX TO EXHIBITS

(99)	ADDITIONAL EXHIBITS

	99.1	Voluntary Separation Agreement and General Release between Wm. Wrigley Jr. Company and Mr. Darrell Splithoff, effective July 12, 2006.

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